UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 4, 2024

KIMCO REALTY CORPORATION
KIMCO REALTY OP, LLC
 (Exact Name of registrant as specified in its charter)

Maryland (Kimco Realty Corporation)	1-10899	13-2744380
Delaware (Kimco Realty OP, LLC)	333-269102-01	92-1489725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 N. Broadway
Suite 201
Jericho, NY 11753
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (516) 869-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Kimco Realty Corporation
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share.	KIM	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.125% Class L Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprL	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.250% Class M Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprM	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 7.250% Class N Cumulative Convertible, Preferred Stock, $1.00 par value per share.	KIMprN	New York Stock Exchange

Kimco Realty OP, LLC
Title of each class	Trading Symbol(s)	Name of each exchange on
which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

Kimco Realty Corporation Yes  ☐ No ☒                   Kimco Realty OP, LLC  Yes  ☐ No ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Kimco Realty Corporation   ☐                     Kimco Realty OP, LLC   ☐

Item 8.01.   Other Events.

On November 4, 2024, Kimco Realty Corporation (the “Company”) issued a press release announcing the commencement of a tender offer to purchase for cash any and all of its outstanding depositary shares (each, a “Security” and collectively, the “Securities”) representing 1/1,000 of a share of the Company’s 7.25% Class N Cumulative Convertible Perpetual Preferred Stock, par value $1.00 per share (the “Class N Preferred Stock”) at a price per Security of $62.00, plus any accrued and unpaid dividends (the “Offer”).

Concurrently with the Offer, the Company is also soliciting consents (the “Consent Solicitation”) from (i) Class N Preferred Stock holders and Security holders to amend (the “Preferred Amendment”) the terms of the Class N Preferred Stock in the Company’s charter to provide the Company with the option to redeem the Class N Preferred Stock for 90 days following the date of effectiveness of the Preferred Amendment at a price per share of Class N Preferred Stock equal to $60,340.00 (which would mean a redemption price for each Security equal to $60.34), plus any accrued and unpaid dividends and (ii) Security holders to amend the Deposit Agreement, dated January 2, 2024 (the “Deposit Agreement”), between the Company and Equiniti Trust Company, LLC, as depositary, registrar and transfer agent, governing the terms of the Securities (the “Deposit Agreement Amendment”) to make changes to the Deposit Agreement corresponding to the Preferred Amendment. Consent from the holders of at least two-thirds of the outstanding shares of Class N Preferred Stock (represented by two-thirds of the outstanding Securities) (the “Requisite Preferred Shareholder Consents”) is required to approve the Preferred Amendment, as well as the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), voting as a single class and separate from holders of the Securities (the “Requisite Common Stockholder Approval”). Consent from the holders of at least two-thirds of the outstanding Securities is required to approve the Deposit Agreement Amendment. The Company plans to solicit the Requisite Common Stockholder Approval from the holders of the Common Stock at the Company’s next annual meeting of stockholders, which is expected to be held in late April or early May of 2025 (the “2025 Annual Meeting”), but may do so prior or subsequent to such meeting. The Offer and Consent Solicitation do not constitute a solicitation of consents from holders of the Common Stock to the Preferred Amendment. The solicitation of consents from holders of the Common Stock to the Preferred Amendment is expected to be made pursuant to a definitive proxy statement on Schedule 14A to be filed with the United States Securities and Exchange Commission (“SEC”) in advance of the 2025 Annual Meeting.

 A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

This current report is for informational purposes only and is not a recommendation to buy or sell Securities or Class N Preferred Stock, and it is neither an offer to purchase nor a solicitation of an offer to sell Securities, Class N Preferred Stock or any other securities. The Company has filed a tender offer statement on Schedule TO, including an offer to purchase, letter of transmittal and related materials, with the SEC. The Offer and Consent Solicitation are only being made pursuant to the offer to purchase, letter of transmittal and consent and related materials filed as a part of the Schedule TO. Stockholders should read carefully the offer to purchase, letter of transmittal and consent and related materials because they contain important information, including the various terms of, and conditions to the Offer and Consent Solicitation. Stockholders may obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that the Company has filed with the SEC at the SEC’s website at www.sec.gov or from the information agent for the tender offer.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated November 4, 2024 issued by Kimco Realty Corporation
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: November 4, 2024

KIMCO REALTY CORPORATION

	By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Chief Financial Officer

KIMCO REALTY OP, LLC By: KIMCO REALTY CORPORATION, Managing Member

By:	/s/ Glenn G. Cohen
	Name:	Glenn G. Cohen
	Title:	Chief Financial Officer